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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DASEKE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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DASEKE, INC.
15455 Dallas Parkway, Suite 550
Addison, Texas 75001

To the Stockholders of Daseke, Inc.:

        You are cordially invited to attend the 2019 annual meeting of stockholders (the "Annual Meeting") of Daseke, Inc. (the "Company") to be held on Tuesday, August 20, 2019 at 2:00 p.m., Central time, at the Addison Conference Centre, 15650 Addison Road, Addison, TX 75001 to consider and vote upon the following proposals:

          1.     To elect the three directors named in this proxy statement to serve as Class I directors on the Company's Board of Directors (the "Board of Directors" or "Board") until the 2022 annual meeting of stockholders or until their successors are elected and qualified;

          2.     To ratify the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019;

          3.     To approve, on an advisory basis, the executive compensation of our Named Executive Officers as described in "Compensation Discussion and Analysis" and related executive compensation tables;

          4.     To approve, on an advisory basis, the frequency for holding future advisory votes to approve the compensation of our Named Executive Officers (every 1, 2 or 3 years); and

          5.     Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        The Annual Meeting will be held at the Addison Conference Centre, 15650 Addison Road, Addison, TX 75001. The Board has fixed the close of business on Monday, June 24, 2019 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

        Your vote is important.    You are requested to carefully read the proxy statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the Annual Meeting.

By Order of the Board of Directors,
/s/ DON R. DASEKE
Don R. Daseke
 Chairman and CEO

        This proxy statement is dated July 11, 2019 and is being made available beginning on July 11, 2019.

        Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders to Be Held on

        Tuesday, August 20, 2019 at 2:00 p.m., Central time at the Addison Conference Centre, 15650 Addison Road, Addison, TX 75001

IMPORTANT

        Whether or not you expect to attend the Annual Meeting, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy card promptly, or follow the instructions contained in the proxy card or voting instruction form provided to you to vote via telephone or online. If you grant a proxy, you may revoke it at any time prior to the Annual Meeting or vote during the Annual Meeting, as discussed in more detail in the proxy statement.

        PLEASE NOTE: If your shares are held by a broker, bank, broker-dealer, custodian or other similar organization (also known as shares held in "street name"), your broker, bank, broker-dealer, custodian, or other holder cannot vote your shares in the election of directors unless you provide them with instructions, as discussed in more detail in the proxy statement.

DASEKE, INC.
15455 Dallas Parkway, Suite 550
Addison, Texas 75001

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 20, 2019

To the Stockholders of Daseke, Inc.:

        NOTICE IS HEREBY GIVEN that the 2019 annual meeting of stockholders (the "Annual Meeting") of Daseke, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, August 20, 2019 at 2:00 p.m., Central time, at the Addison Conference Centre, 15650 Addison Road, Addison, TX 75001 to consider and vote upon the following proposals:

          1.     To elect the three directors named in this proxy statement to serve as Class I directors on the Company's Board of Directors (the "Board of Directors" or "Board") until the 2022 annual meeting of stockholders or until their successors are elected and qualified;

          2.     To ratify the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2019;

          3.     To approve, on an advisory basis, the executive compensation of our Named Executive Officers as described in "Compensation Discussion and Analysis" and related executive compensation tables;

          4.     To approve, on an advisory basis, the frequency for holding future advisory votes to approve the compensation of our Named Executive Officers (every 1, 2 or 3 years); and

          5.     Such other matters as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

        The meeting will be held at the Addison Conference Centre, 15650 Addison Road, Addison, TX 75001. Only stockholders of record of the Company as of the close of business on Monday, June 24, 2019 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote.

        Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction form, as discussed in greater detail in this proxy statement. Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board of Directors. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this proxy statement and on the proxy card or voting instruction form.

        Even if you plan to attend the Annual Meeting, it is strongly recommended you vote your shares before the Annual Meeting date to ensure that your shares will be represented at the Annual Meeting if you are unable to attend. You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares. You may also access our proxy materials at the following website: http://www.cstproxy.com/daseke/2019.

By Order of the Board of Directors,
/s/ DON R. DASEKE

Don R. Daseke
 Chairman and CEO

DASEKE, INC.
15455 Dallas Parkway, Suite 550
Addison, Texas 75001
PROXY STATEMENT
2019 ANNUAL MEETING OF STOCKHOLDERS
To be held on Tuesday, August 20, 2019, at 2:00 p.m., Central time held at the Addison Conference Centre, 15650 Addison Road, Addison, TX 75001

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why did you send me this proxy statement?

        This proxy statement and the enclosed proxy card are being sent to you in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or "Board") of Daseke, Inc., a Delaware corporation (the "Company," "we," "us," and "our"), for use at the 2019 annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, August 20, 2019 at 2:00 p.m., Central time, at the Addison Conference Centre, 15650 Addison Road, Addison, TX 75001, or at any adjournments or postponements thereof. This proxy statement summarizes the information that you need to make an informed decision on the proposals to be considered at the Annual Meeting. This proxy statement and the enclosed proxy card were made available to the Company's stockholders beginning on July 11, 2019.

What is included in these materials?

        These materials include:

          This Proxy Statement for the Annual Meeting and the Company's Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (the "SEC") on March 8, 2019.

What proposals will be addressed at the Annual Meeting?

        Stockholders will be asked to consider the following proposals at the Annual Meeting:

          1.     To elect the three directors named in this proxy statement to serve as Class I directors on the Board until the 2022 annual meeting of stockholders or until their successors are elected and qualified;

          2.     To ratify the selection by our audit committee of Grant Thornton LLP ("Grant Thornton") to serve as our independent registered public accounting firm for the year ending December 31, 2019;

          3.     To approve, on an advisory basis, the executive compensation of our Named Executive Officers as described in "Compensation Discussion and Analysis" and related executive compensation tables ("say-on-pay"); and

          4.     To approve, on an advisory basis, the frequency for holding future advisory votes to approve the compensation of our Named Executive Officers (every 1, 2 or 3 years) ("say-on-frequency").

        We will also consider any other business that properly comes before the Annual Meeting, although we are not currently aware of any business to be acted upon at the Annual Meeting other than the matters discussed in this proxy statement.

        The three directors nominated to serve as Class I directors have agreed to serve if elected, and we have no reason to believe that any nominee will be unable or unwilling to serve. If any nominee is unable or unexpectedly declines to serve as a director, the Board may designate another nominee to fill the vacancy, and the proxy will be voted for that substitute nominee.

How does the Board of Directors recommend that I vote?

        Our Board of Directors unanimously recommends that stockholders vote "FOR" each nominee for director, "FOR" the ratification of the selection of Grant Thornton as our independent registered public accounting firm, "FOR" the approval, on an advisory basis, of the Company's executive compensation, and for a frequency of "one year" for the advisory votes to approve the Company's executive compensation.

Who may vote during the Annual Meeting?

        Stockholders who owned shares of the Company's common stock, par value $0.01 per share, as of the close of business on June 24, 2019 (the "Record Date") are entitled to vote during the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

        On the Record Date, there were 64,580,103 shares of the Company's common stock outstanding and entitled to vote. In order for us to conduct the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote during the Annual Meeting must be present at the beginning of the Annual Meeting. This is referred to as a quorum. Consequently, 32,290,052 shares of common stock must be present at the beginning of the Annual Meeting to constitute a quorum.

        Your shares are counted as present at the Annual Meeting if you were a stockholder as of the Record Date and (a) you attend the Annual Meeting, (b) you vote (either by mail, telephone or online) in advance of the Annual Meeting (even if you abstain from voting on either proposal or both proposals) or at the Annual Meeting, or (c) your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of the selection of Grant Thornton to serve as our independent registered public accounting firm (as discussed further below).

How many votes do I have?

        Each share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. Information about the stock holdings of our directors and executive officers is contained in the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management."

What is the proxy card?

        If you complete the proxy card and mail it in the envelope provided (or otherwise submit your proxy by telephone or over the internet as described below), you will appoint Don Daseke, the Chairman and CEO, and R. Scott Wheeler, a director, President, each to act as your proxy at the Annual Meeting. By completing and returning the proxy card, you are authorizing Messrs. Daseke and Wheeler to vote your shares during the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is strongly recommended that you complete and return your proxy card or vote via telephone or online before the Annual Meeting date in case your plans change. Proxies will extend to, and be voted at, any adjournment(s) or postponement(s) of the Annual Meeting. Alternatively, you can vote your shares during the Annual Meeting.

        If any other matter properly comes before the Annual Meeting, or at any adjournment(s) or postponement(s) of the Annual Meeting, that is not on the proxy card, the proxy holders mentioned above and on the proxy card will you're your shares, under your proxy, in accordance with the recommendations of our Board or, in the absence of a Board decision, in their best judgment. The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. We know of no other matters to be acted upon at this year's Annual Meeting, and the deadlines for stockholders to submit proposals for this year's Annual Meeting have passed.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

        Stockholder of Record.    If your shares are registered directly in your name with the Company's transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by the Company.

        Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account at a broker, bank, broker-dealer, custodian or other similar organization, then you are the beneficial owner of shares held in "street name," and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account, but you must follow the instructions that organization has provided to you in order to vote or attend the Annual Meeting. Those instructions are contained in a "vote instruction form" provided to you.

If I am a stockholder of record of the Company's shares, how do I vote?

        There are three ways to vote:

  •
  During the Annual Meeting.  If you are a stockholder of record, you may vote during the Annual Meeting by following the instructions provided at the Annual Meeting.

  •
  By Mail.  If you are a stockholder of record, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you wish to vote by proxy, you must (i) complete the enclosed form, called a "proxy card," and mail it in the envelope provided or (ii) submit your proxy by telephone or over the Internet in accordance with the instructions on the enclosed proxy card.

  •
  Via Telephone/Online Prior to the Annual Meeting.  If you are a stockholder of record, you may vote in advance of the Annual Meeting by telephone by calling 866-894-0536 and following the instructions, or online at http://www.cstproxyvote.com. If you choose to vote online in advance of the Annual Meeting, have your proxy card in hand when you access the website and follow the instructions.

        Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact our President, R. Scott Wheeler, at 972-248-0412.

If I am a beneficial owner of shares held in street name, how do I vote?

        There are three ways to vote:

  •
  During the Annual Meeting.  If you are a beneficial owner, you will need to follow the instructions on the voting instruction form provided to you in order to attend and vote during the Annual Meeting.

  •
  By Mail.  You may vote by filling out the vote instruction form and sending it back in the envelope provided by your broker, bank, broker-dealer, custodian or other similar organization that holds your shares.

  •
  Via Telephone/Online Prior to the Annual Meeting.  You may vote by submitting your vote by telephone or online if those options are made available to you by your broker, bank, broker-dealer, custodian or other similar organization in accordance with the instructions on the voting instruction form provided to you. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary.

Will my shares be voted if I do not provide my proxy?

        If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy (either voting by telephone or online, or by filling out a proxy card). Proxy cards that are signed and returned, but do not include voting instructions, will be voted by the proxy holders as recommended by the Board of Directors.

        If you are a beneficial owner, your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote shares absent instructions from their customers on certain "routine" matters, including the ratification of the selection of the independent registered public accounting firm. At the Annual Meeting, absent your voting instructions, your shares may only be voted by your brokerage firm on the ratification of the selection of the independent registered pubic accounting firm.

        Brokers are prohibited from exercising discretionary authority on non-routine matters. The election of directors, "say-on-pay" and "say-on-frequency" are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding those proposals for beneficial owners who have not returned instructions to the brokers. When brokers cannot exercise discretionary authority and do not receive instructions from beneficial owners, this results in "broker non-votes", which are still counted for purposes of determining quorum, but which do not impact the outcome of any of the proposals in this proxy statement.

What vote is required to elect directors?

        You may vote "for" or withhold your vote for each nominee for director. Directors are elected by a plurality of the votes cast at the Annual Meeting. Abstentions will have no direct effect on this proposal, assuming that a quorum is present. Broker non-votes will have no legal effect on the proposal. There are no cumulative voting rights for director elections.

What vote is required to ratify the selection by our audit committee of Grant Thornton as our independent registered public accounting firm?

        You may vote "for" or "against" the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm, or you may "abstain." Approval of the proposal to ratify the selection of Grant Thornton as our independent registered public accounting firm requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Cast abstentions will have the effect of a vote "against" the proposal, assuming that a quorum is present.

What vote is required to approve, on an advisory basis, the executive compensation of our Named Executive Officers as described in "Compensation Discussion and Analysis" and related executive compensation tables ("say-on-pay")?

        You may vote "for" or "against" the proposal to approve "say-on-pay," or you may "abstain." Approval of "say-on-pay" requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Cast abstentions will have the effect of a vote "against" the proposal, assuming that a quorum is present. Broker non-votes will have no legal effect on the proposal. Although this advisory vote to approve the Company's executive compensation is non-binding, the compensation committee will carefully assess the voting results.

What vote is required to approve, on an advisory basis, the frequency for holding future advisory votes to approve the compensation of our Named Executive Officers (every 1, 2 or 3 years) ("say-on-frequency")?

        You may vote for a frequency of every "one year," "two years" or "three years" for the Company to hold "say-on-pay" votes, or you may "abstain." The frequency receiving the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the recommendation of the stockholders. If no frequency receives such majority support, the frequency that receives the most votes will be deemed to be the recommendation of the stockholders. Broker non-votes will have no legal effect on the proposal. Although this advisory vote to approve the frequency of "say-on-pay" is non-binding, the compensation committee will carefully assess the voting results.

Can I change my vote after I have voted?

        You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card or vote instruction form with a later date or by submitting a later vote electronically or via phone (if those options are available to you), or, if you are a stockholder of record, by attending the Annual Meeting and voting at the Annual Meeting. Attending the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company's General Counsel at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001, a written notice of revocation prior to the Annual Meeting.

        Please note, however, that if your shares are held of record by a broker, bank, broker-dealer, custodian or other similar organization, you must instruct your broker, bank, broker-dealer, custodian or other similar organization that you wish to change your vote by following the procedures on the voting instruction form provided to you by such representative.

How can I attend the Annual Meeting?

        If you were a stockholder as of the Record Date, you can attend the Annual Meeting at the Addison Conference Centre, 15650 Addison Road, Addison, TX 75001, and you can submit questions and, if you are a stockholder of record, vote by following the instructions to be provided at the Annual Meeting. If you were a beneficial owner as of the Record Date, you will need to bring proof of ownership as of the Record Date, such as a broker statement, to attend the Annual Meeting, and you will need to obtain a legal proxy from the holder of record to vote at the Annual Meeting.

What happens if I do not indicate how to vote my proxy?

        If you sign your proxy card without providing further instructions, your shares will be voted "FOR" all the director nominees, "FOR" the ratification of the selection of the independent registered public accounting firm at our Annual Meeting, "FOR" the approval, on an advisory basis, of the Company's executive compensation, and for a frequency of "one year" for the advisory votes to approve the Company's executive compensation.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential to the extent possible and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

        We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company's Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

        The Company will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and officers, may solicit proxies in person, by telephone or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

Do dissenting stockholders have appraisal rights?

        Neither Delaware law nor our second amended and restated certificate of incorporation provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Who can help answer my questions?

        You can contact our General Counsel, Soumit Roy by sending a letter to Mr. Roy at the offices of the Company at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001 with any questions about the proposals described in this proxy statement or how to execute your vote.

BOARD OF DIRECTORS

Class I Directors: Nominees for Election at the 2019 Annual Meeting

Name	Position	Age	Year Served Since
Don R. Daseke	Chairman of the Board of Directors and Chief Executive Officer	79	2008
Daniel J. Hennessy	Vice Chairman, Independent Director	61	2017
Mark Sinclair	Independent Director	70	2017

        Don R. Daseke has been Chief Executive Officer and Chairman of the Board of Directors of Daseke, Inc. since he founded the company (formerly named Walden Smokey Point, Inc.) in November 2008. Mr. Daseke has served as the President and sole director on the board of directors of The Walden Group for more than 30 years. Mr. Daseke also has served as the chairman of the board of directors of both Liquid Motors, Inc. and East Teak Fine Hardwoods, Inc. since June 2005 and March 2006, respectively. Mr. Daseke has been active in the non-profit sector throughout his career, having served in leadership roles for a number of non-profit institutions, including the WaterTower Theatre, DePauw University, the Dallas Chapter of the World Presidents Organization and the Dallas Arboretum and Botanical Society. Additionally, Mr. Daseke currently serves on the Advisory Council for the Cattle Barons Ball in Dallas, Texas. From 2005 to 2009, Mr. Daseke was a Commissioner on the Planning and Zoning Commission for Addison, Texas, and in May 2009, he was elected to a two-year term on the Addison Town Council. Mr. Daseke served as Mayor Pro Tempore of Addison, Texas in 2010. Mr. Daseke was the Regional Winner of the Ernst & Young Entrepreneur of the Year Award in 2014. Mr. Daseke received his B.A. from DePauw University, an M.B.A. from the University of Chicago, Graduate School of Business, and the Presidents Program in Leadership from the Harvard Business School. Mr. Daseke is a Certified Public Accountant (retired). Because Mr. Daseke has served as a chief executive officer and a member of the board of directors of a number of companies and has significant experience in the transportation and logistics industry, Mr. Daseke is well-qualified to serve on our Board.

        Daniel J. Hennessy has served as a member of the Board of Directors of Daseke, Inc. since 2017 and is the founder and managing member of Hennessy Capital LLC and the Chairman and CEO of Hennessy Capital Acquisition Corp. IV (NASDAQ: HCACU) a Special Purpose Acquisition Company which he formed and which went public in March of 2019. Mr. Hennessy was also the Chairman and CEO of Hennessy 's first three SPACs: Hennessy Capital Acquisition Corp. I, which merged with School Bus Holdings Inc. in February 2015 and is now known as Blue Bird Corporation (NASDAQ: BLBD), and Hennessy Capital Acquisition Corp. II, which merged with Daseke, Inc. in February 2017 and Hennessy Capital Acquisition Corp. III which merged with NRC Group Holdings (NYSE: NRCG) in October, 2018. Mr. Hennessy now serves as Vice Chairman of the Company and an Independent Director at NRC Group Holdings. Mr. Hennessy was also a Partner at CHS Capital LLC (f/k/a Code Hennessy & Simons LLC) a middle market private equity investment firm he co-founded in 1988 and led its investments in industrial, infrastructure and energy businesses. Prior to forming CHS, Mr. Hennessy was employed by Citicorp from 1984 to 1988 as head of the Midwest Region for Citicorp Mezzanine Investments and Vice President and Team Leader with Citicorp Leveraged Capital Group. He began his career in 1981 in the oil and gas lending group at Continental Illinois National Bank (now Bank of America) where he was a Banking Officer. Mr. Hennessy holds a B.A. degree, magna cum laude, from Boston College and an M.B.A. from the University of Michigan Ross School of Business. We believe his background and skill set make Mr. Hennessy well-suited to serve as a member of our Board of Directors.

        Mark Sinclair was appointed to the Board of Directors of Daseke, Inc. effective as of January 1, 2017. At the end of 2017, Mr. Sinclair completed a 46 year career in public accounting with over 38 years at Ernst & Young (EY) where he served as an Audit Partner, as Partner in Charge of Human Resources and Partner in Charge of the Strategic Growth Markets Practice in North Texas. After retirement from EY, Mr. Sinclair served 8 years as a Partner at Whitley Penn LLP, a Texas regional accounting firm. Mr. Sinclair primarily served and advised high growth public and venture/private equity backed companies from early stage to multi-billion dollar revenue companies, often with global operations, in a wide variety of industries including technology, manufacturing, service and mining. He worked closely with management and reported to the Boards of his clients with a heavy focus on the governance aspects of internal controls and overall enterprise risk management. Mr. Sinclair is currently Chairman of the Board of the Institute for Excellence in Corporate Governance at the University of Texas at Dallas. He is also on the Board of the National Association of Corporate Directors (NACD), North Texas Chapter and has achieved the NACD Board Leadership Fellow designation. Mr. Sinclair is a Certified Public Accountant and a Certified Management Accountant. Mr. Sinclair qualifies as a "financial expert" for the audit committee under SEC guidelines. We believe his background and skill set, including his strong financial and accounting background, make Mr. Sinclair well-qualified to serve on our Board.

Class II Directors: Serving Terms Expiring at the 2020 Annual Meeting

Name	Position	Age	Year Served Since
Brian Bonner	Independent Director	62	2015
Ron Gafford	Independent Director	69	2015
Charles "Chuck" F. Serianni	Independent Director	57	2019
Jonathan Shepko	Independent Director	41	2017

        Brian Bonner has served as a member of the Board of Directors of Daseke, Inc. since February 2015. Mr. Bonner served as Vice President and Chief Information Officer of Texas Instruments, a publicly traded company, from January 2000 to May 2014. In this role, Mr. Bonner managed the business and technology aspects of IT operations. Prior to being appointed Chief Information Officer, Mr. Bonner served Texas Instruments for over 33 years in a number of strategic leadership roles and positions in general management, mass marketing and global product management. Mr. Bonner served as a member on the board of directors of Copper Mobile from June 2012 through October 2015 and is currently an advisory board member for Southern Methodist University's Computer & Electrical Engineering Department. Mr. Bonner also served as an advisory board member for Gemini Israel Funds from June 2004 to May 2015. Mr. Bonner holds an M.B.A. in Marketing and Finance from the Fuqua School of Business at Duke University, an MSEE and BSEE from the University of Michigan, and a B.A. in Physics from Kalamazoo College. He received the Minority & Women Business Development Award from Texas Instruments, the Transformational CIO Award from HMG Strategies and the Most Innovative User of Technology from Information Week Magazine. Mr. Bonner has significant experience serving as an executive officer and in other leadership positions in a large public company setting, including 14 years as chief information officer, and he has more than three years of experience serving on the board of directors of a private technology company. He has extensive experience in management, finance, operations and marketing. We believe his background and skill set make Mr. Bonner well-suited to serve as a member of our Board of Directors.

        Ron Gafford has served as a member of the Board of Directors of Daseke, Inc. since February 2015. From November 2012 to October 2014, Mr. Gafford served as a consultant to the chief executive officer and the board of directors of Austin Industries, Inc., a U.S.-based construction company. Prior to that, Mr. Gafford served Austin Industries, Inc. as president from March 1996 to November 2012, as chief executive officer from March 2001 to November 2012 and as chairman from March 2008 to

November 2012. Mr. Gafford earned his B.S. from Texas A&M University in 1972 and completed the Advanced Management Program at Harvard University School of Business in 1987. Mr. Gafford brings more than 40 years of professional experience in the construction industry. He has significant experience serving in leadership positions in a large company setting, including 11 years as chief executive officer. He has extensive experience in management, finance and operations. We believe his background and skill set make Mr. Gafford well-suited to serve as a member of our Board of Directors.

        Charles "Chuck" F. Serianni has been the Executive Vice President, Chief Financial Officer of Republic Services, Inc., a national provider of recycling and non-hazardous waste management services, since August 2014. Prior to that role, Mr. Serianni served as Vice President and Controller, West Region of Republic Services from July 2013 to August 2014. He also served as Assistant Controller and progressed to Senior Vice President, Chief Accounting Officer of Republic Services during the period from June 1998 to July 2013 and as Accounting Operations Director of Republic Services, Inc. (Auto Nation) from 1997 to 1998. Prior to his work with Republic Services, Mr. Serianni served as Accounting Operations Director for Sunglass Hut International, Inc. and as a Manager, Accounting and Auditing Services for Deloitte & Touche LLP, an international accounting firm. Mr. Serianni holds a bachelor's degree in Accounting and Finance from the University of Dayton and he is a member of the American Institute of Certified Public Accountants. Mr. Serianni brings to our Board extensive financial expertise overseeing financial analysis and planning, accounting, treasury, investor relations, internal audit and tax functions. Mr. Serianni also brings experience in overseeing the strategic development of complex corporations, as well as experience overseeing effective cyber and technology systems and protocols. Mr. Serianni was identified as a potential board candidate through industry contacts.

        Jonathan Shepko was appointed to the Board of Directors of Daseke, Inc., effective as of February 2017. Mr. Shepko is a Co-founder and Managing Partner of Stonehollow Capital Partners, which makes direct equity investments in private companies across the United States. Prior to founding Stonehollow in January 2019, from 2014 to 2018, Mr. Shepko served as a Managing Partner of EF Capital Management, LP, the investment arm of a substantial single-family office, which largely focused on direct equity and direct debt investments, in both public and private companies, across the United States. During his tenure with EF Capital, Mr. Shepko served in various Board and management capacities of the firm's portfolio investments. Prior to founding EF Capital, Mr. Shepko was a Managing Director with Ares Management (~$100B AUM), where he focused on originating and structuring debt financings in the energy industry. From 2009 until 2014, Mr. Shepko co-headed, and served as Managing Director of, CLG Energy Finance (an affiliate of Beal Bank), which focused on providing senior-stretch and uni-tranche facilities to the energy and infrastructure industries. Prior to forming CLG Energy Finance, Mr. Shepko was a Vice President with EnCap Investments, LP, where his responsibilities included originating, structuring and managing private equity investments in the oil and gas sector, while also serving on the boards of several of these companies. Collectively, Mr. Shepko has underwritten and managed nearly $2 billion in direct equity and debt financings, spanning multiple industries, including investments in high-growth, as well as mature companies. Mr. Shepko graduated magna cum laude with a degree in Finance from Texas A&M University. We believe his background and skill set make Mr. Shepko well-suited to serve as a member of our Board of Directors.

Class III Directors: Serving Terms Expiring at the 2021 Annual Meeting

Name	Position	Age	Year Served Since
Kevin M. Charlton	Independent Director	53	2017
Kimberly Warmbier	Independent Director	57	2019
R. Scott Wheeler	Director, President	62	2016
Ena Williams	Independent Director	50	2019

        Kevin M. Charlton has served as a member of the Board of Directors and Chairman of the Compensation Committee of Daseke, Inc. since 2017. He is the former President and COO of Hennessy Capital II, which merged with Daseke in February 2017. He held similar positions in both Hennessy Capital I, which merged with School Bus Holdings Inc. in February 2015 and is now known as Blue Bird Corporation (NASDAQ: BLBD), and of Hennessy Capital III, which merged with NRCG Group Holdings in October 2018 (NYSE: NRCG). He is currently the co-Chairman of NewHold Enterprises, a holding company focused on industrial consolidations. Mr. Charlton is currently on the Board of Spirit Realty Capital (NYSE: SRC), and private companies AllWaste Holdings and Macro Energy. From 2009 to 2013, Mr. Charlton was a Managing Director in the Principal Transactions Group of Macquarie Capital (USA) Inc., and led a team that oversaw its existing portfolio of North American investments. Prior to joining Macquarie Capital (USA) Inc., Mr. Charlton worked as Managing Director at Investcorp International, JPMorganChase, McKinsey & Company and as a contractor in the Astrophysics Division at NASA Headquarters. He received a Masters in Business Administration with honors from the Kellogg School of Management at Northwestern University, a Master's of Science in Aerospace Engineering with Distinction from the University of Michigan, and a Bachelors of Science in Engineering Cum Laude from Princeton University. We believe his background and skill set make Mr. Charlton well-suited to serve as a member of our Board of Directors.

        Kimberly Warmbier has been the Executive Vice President and Chief Human Resources Officer at Sabre Corporation, a travel technology company since July 2018. Prior to this role, she was the President and Owner of Impact Through People Consulting firm from January 2018 to June 2018 until being hired by Sabre after several months of consulting for the company. Prior to her work at Sabre, Ms. Warmbier served as the Executive Vice President and Chief Human Resources Officer at Dean Foods Company, a food and beverage company, from May 2012 to December 2017. Prior to her role at Dean Foods, Ms. Warmbier served as the Senior Vice President of Human Resources at J. C. Penney Company, Inc., an international department store chain, from November 2009 to December 2011, prior to which Ms. Warmbier served as the Chief People Officer of the Sales business units of PepsiCo, Inc., a multinational snack and beverage corporation. She worked in progressive leadership positions at PepsiCo from 1988 to 2009. Ms. Warmbier has served as a member on the board of directors of North Texas Food Bank and Girls Scouts of Northeast Texas and has served as an advisory board member for the school of Labor and Employment Relations at the University of Illinois Labor and the School of Business at Illinois State University. Ms. Warmbier holds a master's degree in Labor and Employment Relations from the University of Illinois at Urbana-Champaign and a bachelor's degree in Business-Accounting from Illinois State University. Ms. Warmbier brings to our Board over 30 years of experience serving as an executive officer and in other leadership positions in large public company settings, including 10 years as chief human resources officer and extensive experience in transformational leadership, talent management, retail, operations and supply chain. Ms. Warmbier was identified as a potential board candidate by one of our independent directors.

        R. Scott Wheeler has served as the President of Daseke, Inc. since January 2018 and a member of the Board of Directors of Daseke, Inc. since December 2016. Previously, he served as the Chief Financial Officer and Executive Vice President of Daseke, Inc. from February 2015 to January 2018. Prior to this, beginning in August 2012, Mr. Wheeler served as Daseke's Senior Vice President and Corporate Chief Financial Officer. From 2008 to 2012, Mr. Wheeler served as Chief Financial Officer of OneSource Virtual, Inc., and from 2003 to 2008, Mr. Wheeler was the Managing Director of VCFO, a chief financial officer and controller focused consulting firm focused on high growth companies. From 1998 to 2002, Mr. Wheeler served as Chief Financial Officer of Malibu Entertainment Worldwide, a publicly-traded location-based entertainment company. Mr. Wheeler currently sits on the Board of Directors of EVO Transportation & Energy Services, (OTC Pink: EVOA), an alternative fuel services company and emerging transportation operator and the Advisory Board of the College of Business at Texas A&M University-Commerce, where he also serves as an Adjunct Professor of Finance. Mr. Wheeler was Mayor of Addison, Texas from 1999 to 2005 and served on the Advisory Board of

BBVA Compass Bank Dallas from 1994 to 2008. Mr. Wheeler earned his undergraduate degree from Texas A&M University-Commerce in 1980 and was named a Distinguished Alumnus in 2018. He earned his M.B.A. from Southern Methodist University in 1985. Because of his years of experience in finance, including his 18 years as chief financial officer of the companies noted above, and his knowledge of management and operations, Mr. Wheeler is well-qualified to serve on our Board.

        Ena Williams has been the Chief Executive Officer and member of the board of directors of National HME, Inc., a technology enabled hospice medical equipment provider, since January 2019, prior to which, she served as the Senior Vice President and Head of International of 7-Eleven, Inc., a global chain of convenience stores, from January 2015 to February 2018. Previous to that role, Ms. Williams served as the Senior Vice President, West Region Operations of 7-Eleven from April 2011 to January 2015, and the Vice President, Southwest Division of 7-Eleven from July 2008 to April 2011. Ms. Williams held a number of positions in the operations, retail and planning departments of Mobil Oil Corporation and ExxonMobil Corporation, multinational oil and gas corporations, from 1991 to 2008. Ms. Williams holds a master's degree in Business Administration from The Wharton School of the University of Pennsylvania and a bachelor's degree in Economics and African-American Studies from the University of Virginia. Ms. Williams brings to our Board deep experience managing P&L, executing strategic initiatives and providing data-driven analysis at large corporations across multiple industries with a focus on efficient operations and people leadership. Ms. Williams was identified as a potential board candidate by one of our independent directors.

CORPORATE GOVERNANCE

Number and Terms of Office of Officers and Director

        Our Board of Directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of our Class I directors, consisting of Messrs. Daseke, Hennessy and Sinclair will expire at this Annual Meeting. The term of office of our Class II directors, consisting of Messrs. Bonner, Gafford, Serianni and Shepko will expire at the next annual meeting of stockholders.

Director Independence

        The Board has determined that each of Messrs. Hennessy, Bonner, Charlton, Gafford, Serianni, Shepko and Sinclair and Mses. Warmbier and Williams are independent within the meaning of Nasdaq Rule 5605(a)(2) and, to the extent applicable, that they qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to their respective committee memberships. In assessing the independence of these individuals, the Board considered all factors set forth in each director's biography, as set forth above.

        There are no family relationships among any directors or officers.

Committee Membership, Meetings and Attendance

        The table below shows the current chair and membership of the Board and each standing Board committee, the independence status of each Board member and the number of Board and Board committee meetings held during 2018.

Director	Independent	Audit Committee	Corporate Governance and Nominating Committee	Compensation Committee
Don R. Daseke*
Daniel J. Hennessy	✓		C	✓
Mark Sinclair+	✓	C
Brian Bonner	✓	✓	✓
Ron Gafford	✓		✓	✓
Charles "Chuck" F. Serianni+**	✓	✓
Jonathan Shepko	✓	✓
Kevin M. Charlton	✓			C
Kimberly Warmbier**	✓			✓
R. Scott Wheeler
Ena Williams**	✓		✓
Number of 2018 Meetings	7	8	4	6

C
Chair

✓
Member

*
Chair of the Board

+
Financial Expert

**
Joined the Board in 2019

        We currently have the following standing committees: the audit committee, the corporate governance and nominating committee, and the compensation committee. Each of the standing committees of the Board of Directors is comprised entirely of independent directors, and was comprised of entirely independent directors throughout 2018.

        During the fiscal year ended December 31, 2018, the Board of Directors held approximately 4 general meetings and 3 special meetings. The audit committee met 8 times during 2018, the compensation committee met 6 times during 2018, and the nominating and governance committee met 4 times during 2018. Each incumbent director then serving attended at least 75% of the meetings of the Board of Directors and the respective committees on which he served during 2018.

        We encourage all of our directors to attend our annual meetings of stockholders, and, with the exception of one, all of our directors attended the 2018 Annual Meeting.

        The independent directors of the Board of Directors met in executive session during 2018. Mr. Hennessy presides at the meetings of the independent directors of the Board.

Audit Committee

        We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the NASDAQ Listing Standards. In addition, a written charter for the audit committee has been adopted, as discussed below.

        During 2018, Messrs. Bonnor, Shepko and Sinclair served as members of our audit committee. Mr. Serianni joined the audit committee when he joined the Board in early 2019. Mr. Sinclair served as chairman of the audit committee. Messrs. Bonnor, Serianni, Shepko and Sinclair has been determined to be independent for the purposes of audit committee service and has been determined to be financially literate. The Board of Directors determined that each of Messrs. Serianni and Sinclair qualifies as an "audit committee financial expert" as defined in applicable SEC rules.

        The audit committee charter effective during 2018 details the principal functions of the audit committee, including:

  •
  the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

  •
  pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

  •
  reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

  •
  setting clear hiring policies for employees or former employees of the independent auditors;

  •
  setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

  •
  obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor's internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

  •
  reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;

  •
  reviewing with management, its enterprise risk management process and the adequacy of internal controls systems; and reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

        A copy of this audit committee charter is available on our website at https://investor.daseke.com/corporate-governance/governance-documents/default.aspx and free of charge from the Company by writing to the Company's General Counsel, 15455 Dallas Parkway, Suite 550, Addison, Texas 75001.

Compensation Committee

        During 2018, the members of our compensation committee were Messrs. Charlton, Gafford and Hennessy. Ms. Warmbier joined the compensation committee when she joined the Board in early 2019. Mr. Charlton served as chairman of the compensation committee. Messrs. Charlton, Gafford and Hennessy and Ms. Warmbier have been determined to be independent for the purposes of compensation committee service.

        The compensation committee charter effective during 2018 details the principal functions of the compensation committee, including:

  •
  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

  •
  reviewing and approving the compensation of all of our other executive officers;

  •
  reviewing our executive compensation policies and plans;

  •
  implementing and administering our incentive compensation equity-based remuneration plans;

  •
  assisting management in complying with our proxy statement and annual report disclosure requirements;

  •
  approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

  •
  producing a report on executive compensation to be included in our annual proxy statement; and

  •
  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

        The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

        For 2018, the compensation committee engaged the compensation consulting firm Aon Hewitt ("Aon plc") as its independent outside compensation consultant. All executive compensation services provided by Aon plc were conducted under the direction or authority of the compensation committee. Neither Aon plc nor any of its affiliates maintains any other direct or indirect business relationships with the Company. As requested by the compensation committee, in 2018, Aon plc's services to the compensation committee consisted of compensation consulting services which included general involvement and support in compensation related matters, including assessment of the Company's long-term incentive compensation program, as well as reports and market trends and regulatory and other technical developments that may affect our executive compensation programs.

        Our Chief Executive Officer plays an important advisory role in the compensation-setting process of the other executive officers, including our named executive officers ("NEOs"). Our Chief Executive Officer evaluates the performance of the other executive officers and makes recommendations to the compensation committee concerning performance objectives and salary and bonus levels for the other executive officers, including the NEOs. The compensation committee annually discusses the recommendations with the Chief Executive Officer. The compensation committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer.

        A copy of this compensation committee charter is available on our website at https://investor.daseke.com/corporate-governance/governance-documents/default.aspx and free of charge from the Company by writing to the Company's General Counsel, 15455 Dallas Parkway, Suite 550, Addison, Texas 75001.

Corporate Governance and Nominating Committee

        During 2018, the members of our corporate governance and nominating committee were Messrs. Bonner, Gafford and Hennessy. Ms. Williams joined the corporate governance and nominating committee when she joined the Board in early 2019. Messrs. Bonner, Gafford and Hennessy and Ms. Williams have been determined to be independent for the purposes of committee service. Mr. Hennessy served as the chairman of the nominating and governance committee.

        The nominating and governance committee charter effective during 2018 details the principal functions of the nominating and governance committee, including:

  •
  advising the Board and make recommendations regarding appropriate corporate governance practices and assist the Board in implementing those practices;

  •
  assisting the Board by identifying individuals qualified to become members of the Board, consistent with the criteria approved of by the Board, and recommending director nominees to the Board for election at the annual meetings of stockholders or for appointment to fill vacancies on the Board;

  •
  advising the Board about the appropriate composition of the Board and its committees; and

  •
  leading the Board in the annual performance evaluation of the Board and its committees, and of management.

        A copy of this corporate governance and nominating committee charter is available on our website at https://investor.daseke.com/corporate-governance/governance-documents/default.aspx and free of charge from the Company by writing to the Company's General, 15455 Dallas Parkway, Suite 550, Addison, Texas 75001.

        The Board of Directors will consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our bylaws.

        We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board of Directors considers educational background; diversity, including diversity of professional experience; knowledge of our business; integrity; professional reputation; independence; wisdom; and the ability to represent the best interests of our stockholders.

Audit Committee Report*

        Our audit committee has reviewed and discussed our audited financial statements with management, as well as management's assessment of the effectiveness of our Company's internal controls over financial reporting, and has discussed with our independent registered public accounting firm their evaluation of our Company's internal control over financial reporting as well as the matters required to be discussed by the applicable rules and standards promulgated by the Public Company Accounting Oversight Board (the "PCAOB"). Additionally, our audit committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. Based upon such review and discussions, our audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K, as filed with the SEC on March 8, 2019 for the year ended December 31, 2018.

Submitted by:
Audit Committee of the Board of Directors
Brian Bonner Jonathan Shepko Mark Sinclair
*
The information contained in this Audit Committee Report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.

Board Leadership Structure and Role in Risk Oversight

        Our Board of Directors recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. As a result, no policy exists requiring combination or separation of leadership roles and our governing documents do not mandate a particular structure. This has allowed our Board of Directors the flexibility to establish the most appropriate structure for the Company at any given time.

        Currently, our Chief Executive Officer is also our Chairman. The Board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our company. In making this determination, the Board considered, among other matters, Mr. Daseke's experience in leading businesses, and believes that his experience and knowledge allow him to serve as both Chairman and Chief Executive Officer. In addition, the Board believes that such structure promotes clearer leadership and direction for the Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

        The Board, directed by the Audit Committee, is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board's committees considers risk within its area of responsibility.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers currently serves, nor served at any time during 2018, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2018 there were no delinquent filers, except that Mr. Sinclair filed a Form 4 on May 10, 2018 that was required to be filed by March 8, 2018 and a Form 4 on December 7, 2018 that was required to be filed by December 6, 2018.

Communication with Directors

        The Board of Directors recommends that stockholders initiate communications with the Board, the Chairman, or any Board committee by writing to the Company's General Counsel. This process assists the Board in reviewing and responding to stockholder communications. The Board has instructed the General Counsel to review correspondence directed to the Board and, at the General Counsel's discretion, to forward items that he deems to be appropriate for the Board's consideration.

Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines to further its goal of providing effective governance of our business and affairs for the long-term benefit of our stockholders. A copy of the Corporate Governance Guidelines is available free of charge on the Investors section of our website at http://www.daseke.com. The Corporate Governance and Nominating Committee is responsible for periodically reviewing the Corporate Governance Guidelines and recommending changes as appropriate to ensure the effective functioning of our Board and corporate governance.

Code of Ethics

        We have adopted a code of ethics that applies to our officers and directors. We have filed copies of our code of ethics, our audit committee charter and our compensation committee charter as exhibits to our registration statement in connection with the initial public offering; these documents are also available on our website. You may review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the code of ethics applicable to such persons by posting such information on our website.

Compensation Committee Report

        The Compensation Committee of the Board of Directors of Daseke, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis and the executive compensation disclosures (as required by Item 402 of Regulation S-K of the U.S. Securities and Exchange

Commission) contained in this Proxy Statement for the Annual Meeting of Stockholders to be held on August 20, 2019.

        Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis and the executive compensation disclosures be included in this Proxy Statement and that the information contained in this report be incorporated by reference into the Daseke, Inc. Annual Report on Form 10-K for the year ended December 31, 2018.

Submitted by:
Compensation Committee of the Board of Directors
Kevin M. Charlton Ronald Gafford Danial J. Hennessy

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis provides information about our rationale and policies with regard to the compensation of the executive officers who are our "Named Executive Officers" or "NEOs" for 2018 and is intended to provide investors with the material information necessary for understanding our compensation policies and decisions regarding our Named Executive Officers as well as providing context for the tabular disclosure provided in the executive compensation tables below. Our Named Executive Officers are our principal executive officer, anyone who served as our principal financial officer and our other executive officers other than our principal executive officer and those who served as our principal financial officer.

        For 2018, our NEOs were:

Name	Principal Position
Don R. Daseke	Chief Executive Officer
Bharat Mahajan	Chief Financial Officer(1)
R. Scott Wheeler	President and Former Chief Financial Officer(2)
Angie Moss	Chief Accounting Officer

(1)
Mr. Mahajan was appointed to be our Chief Financial Officer effective as of September 6, 2018.

(2)
In addition to serving as our President, Mr. Wheeler also served as our Chief Financial Officer until September 6, 2018.

Compensation Overview

        Our executive compensation program is designed to attract and retain individuals with the background and skills necessary to successfully execute our strategy in a demanding environment, to motivate those individuals to reach near-term and long-term goals in a way that aligns their interest with that of our stockholders, and to reward success in reaching such goals. We use three primary elements of compensation to fulfill that design—base salary, cash bonus, and long-term equity incentive awards. Cash bonuses and equity incentives (as opposed to base salary) represent the performance-driven elements of our compensation program. They are also flexible in application and can be tailored to meet our objectives. The determination of each individuals' cash bonuses reflects our belief as to the NEOs' relative contribution to achieving or exceeding annual goals, and the determination of specific individuals' long-term incentive awards, which for 2018 were time-based stock option awards, is based on their expected long-term contributions.

        We provide a basic benefits package generally to all employees, including our NEOs, which includes a company-sponsored 401(k) plan and health, disability and life insurance.

Elements of 2018 Compensation

        We strive to recruit individuals who will support the Company's mission and values. To accomplish this overarching goal, the Company's executive compensation philosophy aims to properly motivate management with an easy-to-comprehend compensation package that seeks to provide the NEOs with base salaries, annual cash bonuses, and long-term equity-based compensation awards. Our NEOs also receive certain retirement, health, welfare, and additional benefits as described below.

Compensation Elements	Characteristics	Primary Objective
Base salary	Fixed annual cash compensation. Salaries may be increased from time to time by the Compensation Committee based on our NEOs' responsibilities and performance.	Recognize performance of job responsibilities and attract and retain talented employees.
Cash bonuses	Performance-based annual cash incentive (paid pursuant to the NEOs' employment agreements except as otherwise noted below).	Encourage focus on near-term performance goals and reward achievement of those goals.
Long-term equity incentives

Equity-based compensation awards. For 2018 long-term equity incentive awards consisted of stock options that are subject to a 5-year vesting period. The exercise price of the options is equal to or greater than the fair market value of a share of common stock on the date of grant.

Emphasize our long-term growth, encourage stockholder value creation, retain talented employees, and align executive interests with stockholder interests.
Retirement savings 401(k) plan	Qualified 401(k) retirement plan benefits are available for our NEOs and all other full-time employees.	Provide an opportunity for tax-efficient savings.
Health and welfare benefits	Health and welfare benefits are available to our NEOs and other full-time employees.	Provide benefits to meet the health and welfare needs of our employees and their families.

Compensation Best Practices

        The Company maintains compensation arrangements intended to optimize returns to stockholders and include best practice features. We have listed below some of the more significant best practices that we have adopted and the practices we have avoided, which we believe promote responsible pay and governance principles and alignment with stockholder interests.

What We Do	What We Do Not Do
• Determine annual incentive compensation based on our assessment of Company performance	• Provide excessive severance agreements to executives
• Utilize an independent compensation consultant	• Allow directors or officers to pledge and/or hedge Company stock
• Perform an annual compensation risk assessment	• Provide excessive perquisites to our executives
• Utilize a balanced approach to compensation, which combines fixed and variable, short-term and long-term, and cash and equity	• Utilize compensation practices that involve excessive or unnecessary risk-taking
• Maintain a competitive compensation package designed to attract, motivate and retain and reward experienced and talented executive officers	• Allow directors or officers to engage in speculative trading of Company stock

Process for Determining Executive Compensation

        The compensation committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The compensation committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions, including our compensation consultant noted below. These decisions, however, are not purely formulaic and the compensation committee exercises judgment and discretion as appropriate, as described further below. The compensation committee considers input from our CEO in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than our CEO. Our CEO and management also provide information to the compensation committee regarding the performance of the Company for the determination of annual bonuses. The compensation committee makes the final determination of NEO compensation. Our CEO makes no recommendations regarding, and does not participate in discussions about, his own compensation.

        The compensation committee retained a compensation consultant to assist the committee in assessing and determining executive compensation for 2018. The compensation committee retained Aon plc to assist the committee in assessing and determining executive compensation for 2018. Aon plc provided detailed information regarding peer comparisons for NEO compensation, market comparisons for NEO compensation, and compensation bands (25th percentile, 50th percentile, and 75th percentile) for NEO compensation. The compensation committee took into account the information provided by Aon plc to determine executive compensation for 2018.

        On an annual basis, the compensation committee reviews and discusses compensation data for our CEO and our other NEOs as compared to compensation data for similarly situated executive officers at peer companies selected by the compensation committee. The compensation committee selects peer companies that are similar in size (as measured by revenues and EBITDA) and have similar lines of business to the Company (i.e., transportation and logistics companies) and/or have experienced significant grown over multiple years (i.e., high-growth industrial companies). The Committee believes the comparator group is appropriate because it reflects the company's market for executive talent and customers, is aligned with the company's scope of operations and complexity, and is consistent with the company's high-growth trajectory. The peer group changes from time to time as a result of fluctuations in company size, changes in the business lines of our peers, acquisitions, developments in the transportation and logistics and high-growth industrial industries, and other factors.

        The peer group used by the Board in benchmarking 2018 compensation decisions consisted of the following companies: Werner Enterprises, Inc., Roadrunner Transportation Systems, Inc., Atlas Air Worldwide Holdings, Inc., Echo Global Logistics, Inc., Saia, Inc., Universal Logistics Holdings, Inc., Knight-Swift Transportation Holdings Inc., Forward Air Corporation, Air Transport Services Group, Inc., Marten Transport, Ltd., Covenant Transportation Group, Inc., Heartland Express, Inc., Spirit Airlines, Inc., The Middleby Corporation, The Greenbrier Companies, Inc., Aerojet Rocketdyne Holdings, Inc., NCI Building Systems, Inc., Heico Corporation, Allegiant Travel Company, Patrick Industries, Inc., Apogee Enterprises, Inc., Argon, Inc., NN, Inc., Lydall, Inc., Astronics Corporation, and Trex Company, Inc.

2018 Compensation Decisions

        The Board, based on the applicable NEO's employment agreement, has approved the following bonus applicable in 2018 (i) Don R. Daseke will receive an annual cash bonus of $75,000; (ii) Bharat Mahajan will receive an annual cash bonus of $131,250, (iii) R. Scott Wheeler will receive an annual cash bonus of $175,000; and (iv) Angie Moss will receive an annual cash bonus of $75,000. The Compensation Committee and the Board took into account the Company's performance and the performance of each NEO in the determination their bonus.

Executive Compensation

Agreements with our Executive Officers

        The Company has entered into employment agreements with each of Don R. Daseke, Bharat Mahajan, R. Scott Wheeler and Angie J. Moss. These four individuals are our NEOs for 2018. The Company only presents four NEOs because we did not have any other executive officers in 2018. The Company will present five NEOs for 2019. The employment agreements provide for compensatory payments and benefits upon certain termination events, including termination events following a change of control. In addition, the employment agreements provide for limited termination and change of control protections in connection with certain awards granted pursuant to our 2017 Omnibus Incentive Plan (the "Plan"). These provisions allow our NEOs to more objectively manage the Company and serve as a recruiting and retention tool. We do not have any arrangements that provide for payments to executives solely upon the occurrence of a change of control (i.e., single-trigger arrangements). Pursuant to their employment agreements, the NEOs are subject to certain post-termination restrictions, including confidentiality, non-competition, and non-solicitation obligations.

        For a description of the terms of the employment agreements with each of our NEOs, please see the section below entitled "Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table." For a more complete description of our obligations under the employment agreements in the event of a termination of employment or change of control, please see the section below entitled "Potential Payments Upon Termination or Change in Control."

Summary Compensation Table

        The following table sets forth information for the fiscal years ended December 31, 2018, 2017 and 2016 concerning compensation of our named executive officers.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	Nonequity incentive plan compensation	All other compensation ($)(3)	Total ($)
Don Daseke	2018	550,000	120,000	—	—	—	670,000
—Chief Executive Officer	2017	533,333	120,000	566,800	—	—	1,220,133
	2016	450,000	—	—	—	—	450,000
Bharat Mahajan(4)	2018	147,042	—	236,910	—	56,035	439,987
—Chief Financial Officer
R. Scott Wheeler(5)	2018	450,000	120,000	—	—	10,050	580,050
—President and Former Chief Financial Officer	2017	430,128	220,000	436,000	—	10,388	1,096,516
	2016	325,000	—	—	—	10,600	335,600
Angie Moss	2018	300,000	75,000	—	—	11,000	386,000
—Chief Accounting Officer	2017	294,167	115,000	261,000	—	10,377	680,544
	2016	265,000	—	—	—	8,883	273,883

(1)
For 2018, amounts in the bonus column were paid pursuant to the terms of the applicable NEO's employment agreement, as described above under the heading "Compensation Decision and Analysis 2018." For 2017, the amounts with respect to Mr. Wheeler and Ms. Moss also include transaction bonuses of $100,000 and $40,000, respectively.

(2)
Reflects the aggregate grant date fair value of stock options granted to our NEOs, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information regarding the assumptions underlying this calculation, please see Note 14 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. See the section of our Compensation Discussion and Analysis above entitled "Elements of 2018 Compensation" and the "Grants of Plan-Based Awards Table" below for additional information regarding these awards.

(3)
For Mr. Wheeler and Ms. Moss reflects employer matching contributions to the Company's defined contribution retirement plan. For Mr. Mahajan, includes reimbursement for expenses related to his commencement of employment including: $28,895 for travel, $14,381 for hotel, and $12,759 for cell phone, internet and US Visa fees and legal expenses

(4)
Mr. Mahajan was appointed to be our Chief Financial Officer effective as of September 6, 2018.

(5)
In addition to serving as our President, Mr. Wheeler served as our Chief Financial Officer until September 6, 2018.

Grants of Plan-Based Awards Table

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)
Don Daseke	—		—	—	—	—
Bharat Mahajan	10/1/2018	(2)	—	70,000	8.02	$238,910
R. Scott Wheeler	—		—	—	—	—
Angie Moss	—		—	—	—	—

(1)
Amounts in this column represent the grant date fair value of each equity award granted to our NEOs in 2018 computed in accordance with FASB ASC 718. For additional information regarding the assumptions underlying this calculation, please see Note 14 to our consolidated financial statements, which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. For additional information regarding the awards reported in this table, please see the section of our Compensation Discussion and Analysis above entitled "Elements of 2018 Compensation".

(2)
These options vest and become exercisable in 20% installments on each of the first five anniversaries of the date of grant.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

        We have entered into employment agreements with each of our NEOs. The employment agreements of Mr. Daseke and Mr. Wheeler each had an initial five-year term, but were amended effective as of August 30, 2018 to provide for a term ending on June 30, 2023. The employment agreements of Mr. Mahajan and Ms. Moss have initial five-year and three-year terms, respectively. The employment agreements provide that these terms will be automatically extended for successive one-year periods unless either party provides written notice of termination at least 60 days prior to the date the then-current employment term would otherwise end. The employment agreements provide for annual salaries of at least $550,000, $400,000, $450,000, and $300,000 for each of Mr. Daseke, Mr. Mahajan, Mr. Wheeler and Ms. Moss, respectively, and target annual cash bonus opportunities of at least $150,000, $225,000, $350,000 and $150,000, respectively, with the ability to be greater than or less than the target amount based upon the attainment of performance goals and milestones determined by the compensation committee. The NEOs are able to participate in the same incentive compensation and benefit plans in which other senior executives of the Company are eligible to participate.

        Pursuant to the terms of each employment agreement, each NEO is entitled to severance payments in certain limited circumstances. Severance benefits to be provided under the employment agreements are described in more detail below in the section titled "Potential Payments Upon Termination or Change in Control."

        Each of the employment agreements between each NEO and the Company contains a "clawback" provision that enables the Company to recoup any amounts paid to an executive as an annual bonus or incentive compensation under his or her employment agreement if so required by applicable law, any applicable securities exchange listing standards or any clawback policy adopted by the Company. If amounts payable to such executive under his or her employment agreement or otherwise exceed the amount allowed under Section 280G of the Code for such executive (thereby subjecting the executive to an excise tax), then such payments due to the executive officer under the employment agreement will either (i) be reduced (but not below zero) so that the aggregate present value of the payments and benefits received by the executive is $1.00 less than the amount which would otherwise cause the executive to incur an excise tax under Section 4999 of the Code or (ii) be paid in full, whichever produces the better net after-tax position to the executive.

Outstanding Equity Awards At Fiscal Year-End Table

        The following table reflects information regarding outstanding equity-based awards held by our NEOs as of December 31, 2018.

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date
Don Daseke	26,000	104,000	9.98	2/27/2027
Bharat Mahajan	0	70,000	8.02	10/1/2028
R. Scott Wheeler	20,000	80,000	9.98	2/27/2027
Angie Moss	12,000	48,000	9.98	2/27/2027

(1)
The option awards for Messrs. Daseke and Wheeler and Ms. Moss reported in these columns are subject to time-based vesting conditions, pursuant to which 20% of the options become exercisable on each of the first five anniversaries of the date of grant (February 27, 2017). The option awards for Mr. Mahajan reported in these columns will become exercisable in 20% increments on each of the first five anniversaries of the date of grant (October 1, 2018). The treatment of these awards upon certain termination and change in control events is described under "Potential Payments Upon a Termination or Change in Control" below.

Potential Payments Upon Termination or Change in Control

Employment Agreements

        As described above in the section entitled "Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table," we have entered into employment agreements with each of our NEOs. The following summarizes the impact of certain termination events or the occurrence of a "change of control" on each NEO's entitlement to severance and other benefits under these employment agreements.

        If the employment of Messrs. Daseke, Mahajan and Wheeler or Ms. Moss is terminated by the Company for cause or by the executive without good reason, such executive will be entitled to receive (i) all accrued salary through the date of termination and (ii) any post-employment benefits due under the terms and conditions of the Company's benefits plans. The executive will not be entitled to any additional amounts or benefits as the result of a termination of employment for cause or by the executive without good reason.

        During the initial three years of employment under the employment agreements of Messrs. Daseke, Mahajan and Wheeler, the executive may only be terminated by the Company for cause. If the employment of Messrs. Daseke, Mahajan and Wheeler or Ms. Moss is terminated by the Company without cause (after the three year anniversary of the effective date of the agreement for Messrs. Daseke, Mahajan and Wheeler) or by the executive for good reason (including a voluntary resignation following notice from the Company of non-renewal), such executive will be entitled to receive (i) an amount equal to one and one-half times (two times for Mr. Mahajan and one times for Ms. Moss) his or her base salary in effect immediately prior to the date of termination of his or her employment, (ii) an amount equal to one and one-half times (two times for Mr. Mahajan and one times for Ms. Moss) his or her target annual bonus (or actual bonus for Mr. Mahajan) for the year preceding the year in which termination occurs, (iii) accelerated vesting of (A) outstanding unvested time-based equity which would have otherwise become vested in the calendar year of the executive's termination had the executive's employment under the employment agreement continued through the end of such calendar year and (B) unless otherwise provided in an applicable award agreement, the service condition relating to outstanding unvested performance-based equity pro-rated for the applicable performance period during which the executive would have been employed had the executive's employment under the employment agreement continued through the end of the calendar year of the executive's termination (but the vesting of such performance-based awards shall remain subject to the applicable performance conditions) and (iv) reimbursements equal to the difference between monthly amounts owed by the executive to continue coverage for the executive and his or her eligible dependents under the Company's group health plans pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), and the contribution amount owed by similarly situated employees for the same or similar healthcare coverage, if the executive timely and properly elects COBRA coverage and until the earlier of the date such executive is no longer eligible for COBRA coverage, receives such coverage under another employer's group health plan or 18 months (12 months for Mr. Mahajan and Ms. Moss) following the date of termination ("COBRA Payments"). Payments made to the executive under this paragraph will be made in installments over a period of 18 months (24 months for Mr. Mahajan and 12 months for Ms. Moss), subject to the earlier payment of certain of such installments as provided in the employment agreements to ensure such payments are not considered nonqualified deferred compensation under certain provisions of the Internal Revenue Code of 1986, as amended (the "Code"). Additionally, for Mr. Mahajan, the employment agreement provides for a supplemental severance payment if his employment is terminated without cause or for good reason prior to the date on which Mr. Mahajan obtains permanent resident status in the United States. The supplemental severance payment will be equal to the taxable gain, if any, incurred by him in connection with the sale of his residence in the Dallas-Ft. Worth metropolitan area multiplied by the highest marginal United States individual federal income tax rate in effect as of such date; provided, however, that the maximum amount of the supplemental severance payment will be $75,000.

        If the employment of Messrs. Daseke, Mahajan and Wheeler or Ms. Moss is terminated by the Company due to the executive's death or disability, such executive will be entitled to receive (i) all accrued salary through the date of termination, (ii) an amount equal to the executive's prorated target annual bonus, (iii) accelerated equity award vesting (under the same terms described above for termination without cause or for good reason), (iv) COBRA Payments, and (v) any post-employment benefits due under the terms and conditions of the Company's benefit plans. The executive will not be entitled to any additional amounts or benefits as the result of a termination of employment due to death or disability.

        Messrs. Daseke, Mahajan and Wheeler's and Ms. Moss's eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the execution and non-revocation of a customary release of claims agreement by such executive. Each such executive is also subject to general confidentiality obligations in his or her employment agreement as well as non-compete and non-solicitation restrictions for a period of 18 months (24 months for Mr. Mahajan and 12 months for Ms. Moss).

        Under the employment agreements, "good reason" generally means the occurrence of any of the following, without the applicable employee's consent: (i) relocation of the geographic location of an executive's principal place of employment by more than 50 miles; (ii) a material diminution in the executive's position, responsibilities or duties or the assignment of the executive to a position, responsibilities or duties of a materially lesser status or degree of responsibility than his or her position, responsibilities or duties; (iii) any material breach by the Company of any provision of the executive's employment agreement; or (iv) non-renewal by the Company of the then-existing initial term or renewal term of the executive's employment agreement; provided, however, that for Mr. Mahajan, a material diminution in duties and non-renewal by the Company of a renewal term of his employment agreement will not constitute "good reason."

        Under the employment agreements, "cause" generally means (i) the commission by the executive of fraud, breach of fiduciary duty, theft, or embezzlement against the Company, its subsidiaries, affiliates or customers; (ii) the executive's willful refusal without proper legal cause to faithfully and diligently perform his or her duties; (iii) the breach of the confidentiality, non-competition, non-solicitation and intellectual property provisions in the executive's employment agreement or the material breach of any other written agreement between the executive and one or more members of affiliated entities including the Company and its direct and indirect subsidiaries; (iv) the executive's conviction of, or plea of guilty or nobo contendere to, a felony (or state law equivalent) or any crime involving moral turpitude; (v) willful misconduct or gross negligence by the executive in the performance of duties to the Company that has or could reasonably be expected to have a material adverse effect on the Company; or (vi) the executive's material breach and violation of the Company's written policies pertaining to sexual harassment, discrimination or insider trading; provided, however, that for Mr. Mahajan, "cause" also means his failure to establish a residence in the Dallas-Ft. Worth metropolitan area prior to August 15, 2019.

Stock Options

        Pursuant to the terms of the Plan, the Amended and Management Stock Ownership Program and the award agreements underlying the awards held by our NEOs, upon a "change in control," all unvested options will become exercisable as of the date of the change in control unless a replacement award is granted by the resulting entity.

        Under the Plan, "change in control" generally means the occurrence of any of the following events: (i) acquisition of beneficial ownership of more than 50% of the combined voting power of securities entitled to vote in the election of members of the Board, (ii) individuals who serve as members of the Board as of the effective date of the Plan (or members of the Board whose election or nomination to the Board was approved by a vote of the current directors of the Board) ceasing to constitute the majority of the Board, (iii) consummation of a reorganization, merger or consolidation or sale of all or substantially all of the assets of the Company unless (A) the Company's pre-transaction stockholders hold at least 50% of the voting power of the resulting entity, (B) no person owns more than 50% of the common stock of the resulting entity and (C) at least a majority of the board of directors of the resulting entity is composed of members of the Company's pre-transaction Board, or (iv) approval by the Company's stockholders of a complete liquidation or dissolution of the Company.

        The foregoing description is not intended to be a comprehensive summary of the employment agreements and is qualified in its entirety by reference to such agreements, which are on file with, or will subsequently be filed with, the SEC. The following table sets forth the payments and benefits that would be received by each NEO in the event a termination of employment or a change in control of the Company had occurred on December 31, 2018, over and above any payments or benefits he otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company.

Name	Termination of Employment by the Company Without Cause or by Executive for Good Reason ($)		Termination of Employment by Death or Disability ($)		Termination of Employment by the Company Without Cause or by Executive for Good Reason following Change in Control ($)		Termination of Employment by the Company for Cause or by Executive Without Good Reason ($)	Change in Control ($)
Don Daseke
Cash Payments	1,050,000	(1)	150,000	(2)	1,050,000	(1)	—	—
Accelerated Equity(3)	—		—		—		—	—
Reimbursement of COBRA Premiums(4)	4,695		4,695		4,695		—	—
Total	1,054,695		154,695		1,054,695		—	—
Bharat Mahajan
Cash Payments	875,000	(1)	225,000	(2)	875,000	(1)	—	—
Accelerated Equity(3)	—		—		—		—	—
Reimbursement of COBRA Premiums(4)	6,107		6,107		6,107		—	—
Total	881,107		231,107		881,107		—	—
R. Scott Wheeler
Cash Payments	1,200,000	(1)	350,000	(2)	1,200,000	(1)	—	—
Accelerated Equity(3)	—		—		—		—	—
Reimbursement of COBRA Premiums(4)	8,618		8,618		8,618		—	—
Total	1,208,618		358,618		1,208,618		—	—
Angie Moss
Cash Payments	375,000	(1)	75,000	(2)	375,000	(1)	—	—
Accelerated Equity(3)	—		—		—		—	—
Reimbursement of COBRA Premiums(4)	3,331		3,331		3,331		—	—
Total	378,331		78,331		378,331		—	—

(1)
Represents the sum of 1.5 times for Messrs. Daseke and Wheeler, and 1.0 times for Ms. Moss, the sum of such individual's base salary and 2018 target annual bonus. For Mr. Mahajan, represents the sum of 2.0 times his base salary and 1.0 times his supplemental severance payment, which is calculated at the maximum possible amount for purposes of this table.

(2)
Represents the applicable executive's 2018 target annual bonus.

(3)
The closing price of a share of the Company's common stock on December 31, 2018 was $3.68, which is less than the exercise price of options that would become exercisable upon termination of employment or a change in control. As such, no value is included here for the acceleration of the options.

(4)
Represents the sum of the COBRA reimbursement amounts for a period of 18 months for Messrs. Daseke and Wheeler and 12 months for Mr. Mahajan and Ms. Moss, which is the longest period of time that each executive would be entitled to the COBRA reimbursement pursuant to the terms of the applicable employment agreement. The COBRA reimbursement amount is based on 2019 premiums, which are assumed for purposes of this table to remain the same for the full COBRA reimbursement period.

DIRECTOR COMPENSATION

Annual Cash Compensation

        Our directors who also serve as employees of the Company do not receive additional compensation for their services as directors. Directors who are not also employees receive an annual retainer in the amount of $75,000 and, as applicable, an annual fee for serving as the chair of the audit committee in the amount of $15,000, as the chair of the compensation committee in the amount of $10,000 and as the chair of the corporate governance and nominating committee in the amount of $10,000. The annual retainer and committee fees are paid quarterly.

        For 2019, the annual cash compensation package for non-employee directors will not change.

Equity Compensation

        In addition to annual cash compensation described above, in 2018 our non-employee directors received an annual grant of 5,252 restricted stock units worth $50,000, which generally vest on July 1, 2019, the first anniversary of the date of grant.

        The following table presents information regarding compensation earned by the non-employee directors for their board service during the year ended December 31, 2018.

Name	Fees earned or paid in cash ($)(1)	Stock awards($)(2)	Option awards ($)(3)	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total ($)
Daniel J. Hennessy	85,000	52,152	—	—	—	—	137,152
Brian Bonner	75,000	52,152	—	—	—	—	127,152
Kevin M. Charlton	85,000	52,152	—	—	—	—	137,152
Ronald Gafford	75,000	52,152	—	—	—	—	127,152
Jonathan Shepko	75,000	52,152	—	—	—	—	127,152
Mark Sinclair	90,000	52,152	—	—	—	—	142,152

(1)
Represents (i) annual directors' fees of $75,000 for all non-employee directors; (ii) for Mr. Hennessy, an annual fee of $10,000 for chairing the Corporate Governance and Nominating Committee; (iii) for Mr. Charlton, an annual fee of $10,00 for chairing the Compensation Committee; and (iv) for Mr. Sinclair, an annual fee of $15,000 for chairing the Audit Committee.

(2)
Represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of restricted stock units granted to non-employee directors during fiscal year 2018. For additional information regarding the assumptions underlying this calculation, please see Note 14 to our consolidated financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K. As of December 31, 2018, each non-employee director held 5,252 outstanding restricted stock units, which generally vest on July 1, 2019, the first anniversary of the date of grant.

(3)
As of December 31, 2018, with the exception of Mr. Sinclair, each non-employee director held 25,000 outstanding options, 5,000 of which became exercisable on February 27, 2018, with the remainder becoming exercisable in equal installments on each of February 27, 2019, 2020, 2021 and 2022. As of December 31, 2018, Mr. Sinclair, held 20,000 outstanding options exercisable in equal installments on each of February 27, 2019, 2020, 2021 and 2022.

        In addition, our non-employee directors are reimbursed for all out-of-pocket expenses incurred in connection with attending Board or committee meetings. Each director is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law.

Process for Determining Non-Employee Director Compensation

        The compensation committee conducts an annual review of director compensation and benefits, including cash, equity-based awards and other compensation. In determining non-employee director compensation, the Board will consider whether a director's independence may be jeopardized if: (i) director compensation and perquisites exceed market levels for similarly-situated companies, (ii) the Company makes substantial charitable contributions to organizations with which a director is affiliated, (iii) the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated, and/or (iv) the director has some other business relationship with the Company or its executives that might compromise their independence.

        In determining non-employee director compensation, the compensation committee seeks advice from the independent compensation consultants who are retained by the Board to, among other functions, analyze compensation and develop initial recommendations as to the amount and form of compensation to be paid to the Company's non-employee directors, including pay mix. After the Board's review of this information with the compensation consultant, the compensation committee recommended that the Board approve the 2018 compensation package, and the Board approved the compensation package for 2018.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	19,934,002	$11.22	1,153,640
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	19,934,002	$11.22	1,153,640

(1)
On February 27, 2017, the Company and Hennessy's common stockholders approved the 2017 Omnibus Incentive Plan, whereby the Company may grant awards of stock options, stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and performance awards. Under the Plan, the Company is authorized to issue up to 4.5 million shares of common stock.

(2)
The weighted average exercise price does not take into account shares issuable upon vesting of outstanding restricted stock units.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of our common stock as of June 24, 2019 based on information filed with the SEC or obtained from the persons named below, with respect to the beneficial ownership of shares of our common stock, by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

  •
  each of our executive officers and directors (including our nominees) that beneficially owns shares of our common stock; and

  •
  all our executive officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Common Stock
Don R. Daseke(2)	18,001,769	27.88%
Daniel J. Hennessy	646,250	1.00%
Mark Sinclair	20,252	0.03%
Brian Bonner	61,625	0.10%
Ron Gafford	83,750	0.13%
Chuck F. Serianni	0	0.00%
Jonathan Shepko	15,526	0.02%
Kevin M. Charlton	144,076	0.22%
Kimberly Warmbier	0	0.00%
R. Scott Wheeler	166,825	0.26%
Ena Williams	0	0%
Bharat Mahajan	16,033	0.02%
Christopher Easter	0	0.00%
Angie Moss	32,366	0.05%
All directors and executive officers as a group (14 individuals)	19,188,472	29.71%
Zazove Associates, LLC(3)	4,526,650	7.01%
Osterweis Capital Management, Inc.(4)	4,347,850	6.73%
BlackRock, Inc.(5)	3,213,698	4.98%
Lyons Capital, LLC(6)	3,250,000	5.03%

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is 15455 Dallas Parkway, Suite 550, Addison, Texas 75001.

(2)
The shares reported in the above table also include shares held of record by Barbara Daseke, his spouse, by The Walden Group, Inc., an entity of which Mr. Daseke is the President and majority stockholder and by Walden Management Co. Pension, an entity of which Mr. Daseke is the sole trustee. Mr. Daseke disclaims beneficial ownership of the shares held of record by Ms. Daseke, The Walden Group, Inc., and Walden Management Co. Pension except to the extent of his pecuniary interest therein. The Walden Group owns 16,337,314 common shares in Daseke, Inc. Walden Management Co. Pension owns 76,000 common shares in Daseke, Inc.

(3)
Comprised of approximately 4,526,650 shares of Common Stock, which includes shares from the deemed exercise of 4,428,325 warrants. Information is based on a Schedule 13G/A filed with the SEC on February 25, 2019 by (i) Zazove Associates, LLC, (ii) Zazove Associates, Inc., and (iii) Gene T. Pretti. Business Address: 1001 Tahoe Blvd., Incline Village, NV 89451.

(4)
Comprised of approximately 4,347,850 shares of Common Stock issuable upon conversion of 500,000 shares of Series A Convertible Preferred Stock, convertible at the rate of 8.6957 shares of Common Stock per 1 share of Series A Convertible Preferred Stock. Information is based on a Schedule 13G/A filed with the SEC on February 14, 2019 by (i) Osterweis Capital Management, Inc., (ii) Osterweis Capital Management, LLC, (iii) John S. Osterweis, and (iv) Carl P. Kaufman. Business Address: One Maritime Plaza, Suite 800, San Francisco, CA 94111.

(5)
Comprised of approximately 3,213,698 shares of Common Stock. Information is based on a Schedule 13G/A filed with the SEC on February 11, 2019 by BlackRock, Inc. Business Address: 55 East 52nd Street New York, NY 10055.

(6)
Comprised of approximately 3,250,000 shares of Common Stock. Information is based on a Schedule 13G/A filed with the SEC on February 27, 2019 by (i) Lyons Capital, LLC, (ii) The Lyons Community Property Trust, dated June 15, 1979, and (iii) Phillip N. Lyons. Business Address of Lyons Capital, LLC and The Lyons Community Property Trust: 5000 Birch Street, Suite 5500, Newport Beach, CA 92660. Business Address of Phillip N. Lyons 36 Harbor Island, Newport Beach, CA 92660.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In May 2015, Hennessy Capital Partners II LLC ("Hennessy LLC") purchased 5,031,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20.0% of the outstanding shares upon completion of the initial public offering of Hennessy Capital. In May 2015, Hennessy LLC transferred 50,000 founder shares to each of Messrs. Bell, Sullivan, Burns and Shea, the former independent directors, 35,000 to Mr. Petruska, the former Executive Vice President, Chief Financial Officer and Secretary, 200,000 to Mr. Charlton, the former President and Chief Operating Officer, and a current director of the Company, and 5,000 to Charles B. Lowrey II, an advisor to the Company. The 5,031,250 shares held by the Company's initial stockholders prior to the exercise of the over-allotment option included 656,250 shares subject to forfeiture to the extent that the underwriters' over-allotment option was not exercised in full. Since the underwriters did not exercise the over-allotment option in full, Hennessy LLC forfeited 41,273 of its founder shares, which were canceled by the Company.

        Hennessy LLC purchased 15,080,756 private placement warrants for a purchase price of $0.50 per warrant, or $7,540,378 in the aggregate, in private placement transactions that occurred simultaneously with the closing of the initial public offering and the closing of the over-allotment option for the initial public offering. Each private placement warrant entitles the holder to purchase one-half of one share of the common stock at $5.75 per share. Warrants may be exercised only for a whole number of shares of common stock. The private placement warrants (including the common stock issuable upon exercise of the private placement warrants) could not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the merger transaction.

        In connection with the merger transaction, Hennessy Capital entered into a registration rights agreement with respect to the founder shares and private placement warrants. The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders have

"piggy-back" registration rights to include such securities in other registration statements filed by us and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company bears the costs and expenses of filing any such registration statements.

        Upon consummation of the merger transaction, the following persons received the following number of shares of the Company's common stock:

Name	Number of Shares
Don R. Daseke	1,308,795
Barbara Daseke	28,841
The Walden Group, Inc.(1)	13,757,629
Brian J. Bonner	43,261
Gafford Investments, Ltd.	57,682
Daseke Trucking Preferred, LP	865,224
Lenox Hill Capital, LLC	34,609
R. Scott Wheeler	136,273
Angie J. Moss	27,255

(1)
The Walden Group, Inc., an entity of which Mr. Daseke is the President and majority stockholder. Mr. Daseke disclaims beneficial ownership of the shares held of record by Ms. Daseke and The Walden Group, Inc. except to the extent of his pecuniary interest therein.

        On February 27, 2017, the Company entered into an amended and restated registration rights agreement with certain stockholders, including Don R. Daseke, The Walden Group, Inc., Brian J. Bonner, Gafford Investments, Ltd., Daseke Trucking Preferred, LP, Lenox Hill Capital, LLC, and R. Scott Wheeler.

        On February 14, 2018, the Company and a certain stockholder, Kevin Charlton, entered into an underwriting agreement with Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated as representatives of the several underwriters named therein, in connection with an underwritten public offering of the Company's common stock. The selling stockholder received approximately $0.8 million of net proceeds from this offering, before expenses. We received approximately $84.6 million of net proceeds from this offering, before expenses.

        The Company has entered into indemnification agreements with each of its directors and executive officers.

        Our audit committee must review and approve any related person transaction we propose to enter into in which the amount involved exceeds $120,000. The audit committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the Company and its stockholders. A summary of such policies and procedures is set forth below.

        Any potential related party transaction that is brought to the audit committee's attention will be analyzed by the audit committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the audit committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

        In determining whether to approve a related party transaction, the audit committee must consider, among other factors, the following factors to the extent relevant:

  •
  whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

  •
  whether there are business reasons for us to enter into the transaction;

  •
  whether the transaction would impair the independence of an outside director;

  •
  whether the transaction would present an improper conflict of interest for any director or executive officer taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director's, executive officer's or related party's interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant; and

  •
  any pre-existing contractual obligations.

        Any member of the audit committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the chairman of the audit committee, participate in some or all of the audit committee's discussions of the transaction. Upon completion of its review of the transaction, the audit committee may determine to permit or to prohibit the transaction.

PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

PROPOSAL ONE—ELECTION OF THREE CLASS I DIRECTORS

        Our second amended and restated certificate of incorporation provides for a Board of Directors classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. Our Board of Directors now consists of eleven directors as set forth above in the section entitled "Board of Directors and Corporate Governance".

        Messrs. Daseke, Hennessy and Sinclair are nominated for election at this Annual Meeting of stockholders, as directors in Class I, to hold office until the annual meeting of stockholders in 2022, or until their successors are chosen and qualified.

        Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election as directors of each nominee unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

Nominee Biographies

        For biographies of each nominee to serve as a Class I directors, please see the section entitled "Board of Directors and Corporate Governance".

Required Vote

        The three nominees receiving the highest number of affirmative votes shall be elected as directors. You may withhold votes from any or all nominees.

Recommendation

        Our Board of Directors recommends a vote "FOR" the election to the Board of Directors of each of the abovementioned nominees.

 PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        We are asking the stockholders to ratify the Audit Committee's selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019. The Audit Committee is directly responsible for appointing the Company's independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote. However, if the stockholders do not ratify the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2019, our Audit Committee intends to reconsider the selection of Grant Thornton as our independent registered public accounting firm going forward. A representative of Grant Thornton is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he/she desires to do so and will be available to answer appropriate questions from stockholders.

Principal Accounting Fees and Services

        The following is a summary of fees paid to Grant Thornton LLP ("Grant Thornton") for audit, audit related and tax fees for the years ended December 31, 2017 and December 31, 2018.

        Audit Fees.    Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services provided in connection with regulatory filings and includes interim procedures, quarterly reviews and audit fees, as well as attendance at audit committee meetings.

        Audit-Related Fees.    Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under "Audit Fees." These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

        Tax Fees.    Tax fees consist of fees billed for tax return preparation and tax planning and advice.

	2017 Fees	2018 Fees
Audit Services	$906,264	$2,322,778
Audit-Related Services(1)	427,331	42,100
Tax Services	495,444	767,374
All Other Services	—	—

Total	$1,829,039	$3,132,252

(1)
Audit-related services are comprised of registration statements, proxy statements, S-X 3-05 interim reviews and accounting consultation in 2017 and audit of a benefit plan in 2017 and 2018.

        The audit committee determined that the services provided by Grant Thornton were compatible with Grant Thornton's independence as the independent registered public accounting firm during 2017 and 2018.

Pre-Approval Policy

        Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Vote Required

        The ratification of the appointment of Grant Thornton requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Cast abstentions will have the effect of a vote "against" the proposal, assuming that a quorum is present.

Recommendation

        Our Board of Directors recommends a vote "FOR" the ratification of the selection by the Audit Committee of Grant Thornton as our independent registered public accounting firm.

 PROPOSAL THREE—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in "Compensation Discussion and Analysis" and the related executive compensation tables. The Board recognizes that executive compensation is an important matter for stockholders. We believe that our executive compensation program is effective and strongly aligned with the long-term interests of our stockholders, and that the total compensation packages provided to the Named Executive Officers are reasonable in the aggregate. As you consider this proposal, we urge you to read "Compensation Discussion and Analysis" and the related executive compensation tables and disclosures, including those regarding the responsibilities and duties of the compensation committee. Unless the Board modifies its policy on the frequency of holding "say-on-pay" advisory votes, the next "say-on-pay" advisory vote will occur in 2020.

Vote Required

        Approval of "say-on-pay" requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting. Cast abstentions will have the effect of a vote "against" the proposal, assuming that a quorum is present. Broker non-votes will have no legal effect on the proposal. Although this advisory vote to approve our executive compensation is non-binding, the compensation committee will carefully assess the voting results.

Recommendation

        Our Board of Directors recommends a vote "FOR" the approval, on an advisory basis, of the Company's executive compensation.

 PROPOSAL FOUR—ADVISORY VOTE TO APPROVE THE FREQUENCY OF AN ADVISORY VOTE EXECUTIVE COMPENSATION

        The Exchange Act enables our stockholders to indicate how frequently we should seek an advisory vote on the approval of the compensation of the Named Executive Officers, as disclosed pursuant to the SEC's compensation disclosure rules, such as Proposal Three included in this proxy statement. By voting on this Proposal Four stockholders may indicate whether the advisory vote should occur every year, every two years or every three years. Stockholders may also abstain. After careful consideration of this Proposal Four, the Board has determined that an advisory vote on executive compensation that occurs each year is the most appropriate alternative for the Company, and therefore the Board recommends that you support a frequency period of every year for the advisory vote on executive compensation. The vote with regard to Proposal Four, will determine the schedule on which future "say-on pay" proposals like Proposal Three are presented to stockholders.

Vote Required

        The frequency receiving the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting will be deemed to be the recommendation of the stockholders. If no frequency receives such majority support, the frequency that receives the most votes will be deemed to be the recommendation of the stockholders. Broker non-votes will have no legal effect on the proposal. Although this advisory vote to approve the frequency of "say-on-pay" is non-binding, the compensation committee will carefully assess the voting results.

Recommendation

        Our Board of Directors recommends for a frequency of "one year" for the advisory votes to approve the Company's executive compensation.

OTHER MATTERS

Submission of Stockholder Proposals for the 2020 Annual Meeting

        For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2020 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act. Generally, such proposals are due 120 days before the anniversary of the date we release our proxy materials for the prior year, however, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials. We currently expect to hold our 2020 Annual Meeting of Stockholders within 30 days of May 20, 2020. Therefore, we have determined that Rule 14a-8 stockholder proposals must be receive by the Company at its offices at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001, no later than the close of business on December 12, 2019 unless otherwise announced by the Company prior to the 2020 Annual Meeting.

        In addition, our bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 90 days and not more than 120 days prior to the date for the preceding year's annual meeting of stockholders. In the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us. Currently, we expect to hold our 2020 Annual Meeting of Stockholders within 30 days of May 20, 2020. Accordingly, for our 2020 Annual Meeting, assuming that we do not issue a public announcement changing the date of the meeting, notice of a nomination or proposal must be delivered to us no later than the close of business on February 20, 2020 and no earlier than the close of business on January 21, 2020. Nominations and proposals also must satisfy other requirements set forth in the bylaws. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures or the procedures set forth in the bylaws.

Householding Information

        Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

  •
  If the shares are registered in the name of the stockholder, the stockholder should contact us at our offices at 15455 Dallas Parkway, Suite 550, Addison, Texas 75001, to inform us of his or her request; or

  •
  If a broker, bank, broker-dealer, custodian or other similar organization holds the shares, the stockholder should contact that representative directly.

Where You Can Find More Information

        We file annual and quarterly reports and other reports and information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as "EDGAR") system and are publicly available on the Securities and Exchange Commission's website, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of our annual report and the reports and other information filed with the Securities and Exchange Commission. In addition, we provide information regarding our corporate governance and financial and stock information on our corporate website at https://www.daseke.com/.

        Any requests for copies of information, reports or other filings with the Securities and Exchange Commission should be directed to:

Soumit Roy, General Counsel
Daseke, Inc.
15455 Dallas Parkway, Suite 550
Addison, Texas 75001

13389_Daseke Proxy Card REV1 YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUICK  EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on August 19, 2019. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3, AND “ONE YEAR” FOR PROPOSAL 4. 1. Election of Directors (01) Don R. Daseke (02) Daniel J. Hennessey (03) Mark Sinclair FOR allWITHHOLD AUTHORITY Nominees to vote (except as marked to listed to the the contrary for all nominees FOR AGAINST ABSTAIN 2. Ratification of independent registered public accounting firm. left listed to the left) 3. Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers. FOR AGAINST ABSTAIN (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 4. Approval, on an advisory basis, of the frequency for holding future advisory votes to approve the compensation of the Company’s named executive officers. 1 Year 2 Years 3 Years ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date , 2019 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. All holders must sign. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

13389_Daseke Proxy Card REV1 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders The 2019 Proxy Statement and the 2019 Annual Report to Shareholders are available at: http://www.cstproxy.com/daseke/2019  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Daseke, Inc. The undersigned appoints Don R. Daseke and R. Scott Wheeler, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Daseke, Inc. held of record by the undersigned at the close of business on June 24, 2019 at the Annual Meeting of Stockholders of Daseke, Inc. to be held on August 20, 2019, or at any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND 3, AND IN FAVOR OF ONE YEAR FOR PROPOSAL 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)